As filed with the Securities and Exchange Commission Commission on April 17,1998
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ______________________


                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           ______________________


                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                           ______________________


         Florida                                  65-0308922
 State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             3341 S.W. 15th Street,
                          Pompano Beach, Florida 33069
                                 (954) 979-0400
                 (Address, including zip code, telephone number,
        including area code, of Registrant's principal executive offices)
                           ______________________


                      TECHNICAL CHEMICALS AND PRODUCTS,INC.
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN

Nonstatutory Stock Option Agreement Between Brian Foremny and The Registrant Nonstatutory Stock Option Agreement Between Jack Aronowitz and The Registrant Nonstatutory Stock Option Agreement Between Stuart R. Streger and The Registrant Nonstatutory Stock Option Agreement Between Martin Gurkin and The Registrant Nonstatutory Stock Option Agreement Between John Pippert and The Registrant Nonstatutory Stock Option Agreement Between Kathryn Harrigan and The Registrant Nonstatutory Stock Option Agreement Between Clayton Rautbord and The Registrant Nonstatutory Stock Option Agreement Between Colin A. Morris and The Registrant Nonstatutory Stock Option Agreement Between Frank Kochinke and The Registrant Nonstatutory Stock Option Agreement Between Bob Bachkosky and The Registrant Nonstatutory Stock Option Agreement Between Joel Mitchen and The Registrant Nonstatutory Stock Option Agreement Between Brett Miller and The Registrant Nonstatutory Stock Option Agreement Between Allen Piedmont and The Registrant Nonstatutory Stock Option Agreement Between Jeff Bolts and The Registrant Nonstatutory Stock Option Agreement Between Howard Goldman and The Registrant Nonstatutory Stock Option Agreement Between Steve Miller and The Registrant Nonstatutory Stock Option Agreement Between Stephen Dresnick and The Registrant Nonstatutory Stock Option Agreement Between Gregory Candelmo and The Registrant Nonstatutory Stock Option Agreement Between James Drummond and The Registrant Nonstatutory Stock Option Agreement Between Martin Epstein and The Registrant Nonstatutory Stock Option Agreement Between Jerry Foster and The Registrant Nonstatutory Stock Option Agreement Between Allyson Spaulding and The Registrant Nonstatutory Stock Option Agreement Between Marcie Tiso and The Registrant Nonstatutory Stock Option Agreement Between Mark Morin and The Registrant Nonstatutory Stock Option Agreement Between Robert Simons and The Registrant Nonstatutory Stock Option Agreement Between Lori Halliday and The Registrant Nonstatutory Stock Option Agreement Between Keith Herring and The Registrant Nonstatutory Stock Option Agreement Between Peter Giavatto and The Registrant Nonstatutory Stock Option Agreement Between Jarrett Hess and The Registrant Nonstatutory Stock Option Agreement Between Lamont Robinson and The Registrant Nonstatutory Stock Option Agreement Between Shawn Holmes and The Registrant Nonstatutory Stock Option Agreement Between Kiyoko Chastain and The Registrant Nonstatutory Stock Option Agreement Between Luis Leguillou and The Registrant Nonstatutory Stock Option Agreement Between Bonilyn Brown and The Registrant Nonstatutory Stock Option Agreement Between William Pfister and The Registrant
                             ______________________

                           (Full titles of the plans)

                                Jack L. Aronowitz
      Chairman of the Board of Directors, President, Chief Executive Officer
                     Technical Chemicals And Products, Inc.
                             3341 S.W. 15th Street,
                          Pompano Beach, Florida 33069
                                 (954) 979-0400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copies to:
                              Steven D. Rubin, Esq.
                          Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              MIami, Florida 33130
                                 (305) 789-3517

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
     Title of each Class of        Amount to be           Proposed Maximum            Proposed Maximum                Amount of
 Securities to be registered       Registered        offering price per share(1)   aggregate offering price(1)   Registration fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,$.10 par value       1,596,500 shares          $ 9.75                        $15,565,875               $4,591.93
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sale prices for the Common Stock of the Registrant on April 14, 1998, as reported by the NASDAQ Stock Market.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Technical Chemicals and Products, Inc. ("the Registrant") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 as ammended (the "Exchange Act",) are incorporated by reference herein:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, dated January 20, 1995, including any report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgement in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.


          Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Section
     607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation  who  is  or  was  a  party  to  a  proceeding  may  apply  for
     indemnification   to  the  appropriate  court  and  such  court  may  order
     indemnification if it determines that such person is entitled to indemnification under the applicable standard.

          Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of
     Section 607.0850.

          The Registrant's Articles of Incorporation provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

          The Registrant's directors and officers are covered by insurance policies indemnifying them against certain liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange
     Act), which might be incurred by them in such capacities.


Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                           Description
5.1                Opinion Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1               Consent of Ernst & Young  LLP.

23.2               Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                   (included in the opinion filed as exhibit 5.1)

24.1               Power of Attorney (included in the signatire page of this Registration Statement)


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as ammended ("Act"), and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, this 14 day of April 1998.

                                       TECHNICAL CHEMICALS AND PRODUCTS, INC.
                                       /s/ Jack L. Aronowitz
                                       _______________________________________
                                       Jack L. Aronowitz
                                       Chairman of the Board of Directors
                                       President and Chief Executive Officer



     The undersigned directors and officers of Technical Chemicals and Products, Inc. hereby constitute and appoint Jack L. Aronowitz and Stuart R. Streger, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys in fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all ammendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys in fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                         Title                               Date
/s/ Jack L. Aronowitz                Chairman of the Board of Directors        April 14, 1998
_____________________                President and Chief Executive Officer
Jack L. Aronowitz                    (Principal Executive Officer)


/s/ Martin Gurkin                    Senior Vice President,                    April 14, 1998
_____________________                Chief Operating Officer and Director
Martin Gurkin



/s/Stuart R. Streger                 Vice President, Chief Financial           April 14, 1998
_____________________                Officer( Principal Officer and
Stuart R. Streger                    Principal Accounting Officer)


/s/ Kathryn R. Harrigan              Director                                  April 14, 1998
_____________________
Kathryn R. Harrigan


/s/ Clayton Rautbord                 Director                                  April 14, 1998
_____________________
Clayton Rautbord

                                                    INDEX TO EXHIBITS

Exhibit                                                                                                   Sequentially
Number                                     Description                                                   Numbered Page
5.1                Opinion Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1               Consent of Ernst & Young  LLP.

23.2               Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                   (included in the opinion filed as exhibit 5.1)

24.1               Power of Attorney (included in the signatire page of this Registration Statement)

